EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Henry McPhie, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Streamex Corp. on Form 10-Q for the fiscal quarter ended September 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Streamex Corp.

	By:	/s/ Henry McPhie
Date: November 14, 2025	Name:	Henry McPhie
	Title:	Chief Executive Officer (Principal Executive Officer)

I, Ferdinand Groenewald, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Streamex Corp. on Form 10-Q for the fiscal quarter ended September 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Streamex Corp.

	By:	/s/ Ferdinand Groenewald
Date: November 14, 2025	Name:	Ferdinand Groenewald
	Title:	Acting Chief Financial Officer (Principal Accounting Officer)